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                                                                    EXHIBIT 99.1

                   TO THE R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  ANNUAL REPORT
                                       ON
                                    FORM 10-K
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2003

                         EXPANDED LITIGATION DISCLOSURE
                           TOBACCO-RELATED LITIGATION

                                    OVERVIEW

      Various legal actions, proceedings and claims have resulted from the use of, or exposure to, RJR's operating subsidiaries' products, and are pending or may be instituted against RJR Tobacco or its affiliates, including RJR, or their indemnitees. These cases present a diverse group of claims, including product liability, consumer protection, antitrust, smuggling, cost recovery, contribution, etc. The cases generally fall into the following categories: (i) individual smoker or wrongful death cases; (ii) personal injury cases alleging exposure to secondhand tobacco smoke; (iii) cases brought on behalf of a group of similarly situated individuals or companies (also includes cases in which plaintiffs allege that the use of the terms "lights" and "ultralights" constitutes unfair and deceptive trade practices); (iv) health care cost recovery actions brought by city, county and federal governments; (v) health care cost recovery actions brought by unions, insurance companies, Native American Tribes, hospitals and others; (vi) cases that either challenge the validity or terms of the MSA or cases that seek to have provisions or terms of the MSA enforced; (vii) cases in which an asbestos company sues tobacco manufacturers to recover monies paid by the asbestos company in judgments or settlements with private plaintiffs; (viii) cases that allege violations of the antitrust laws; and (ix) other litigation, which includes cases that allege smuggling, the distribution of free cigarettes and free coupons for discounts on cigarettes and patent infringements.

      Plaintiffs seek various forms of relief, including compensatory and punitive damages, treble/multiple damages and statutory damages and penalties, creation of medical monitoring and smoking cessation funds, disgorgement of profits, and injunctive and other equitable relief. Although pleaded damages often are not determinable from a complaint, and the law governing the pleading and calculation of damages varies from state to state and jurisdiction to jurisdiction, compensatory and punitive damages have been specifically pleaded in a number of cases, sometimes in amounts ranging into the hundreds of millions and even billions of dollars.

      The following summarizes the various categories of litigation pending against RJR Tobacco and, in some instances, RJR, as of February 14, 2003, describes recent case results involving RJR Tobacco, and includes a detailed listing of non-individual actions that are or have been pending against RJR Tobacco and, in some instances, RJR.

                       INDIVIDUAL SMOKING AND HEALTH CASES

      As of February 4, 2003, approximately 1,377 individual cases were pending in the United States against RJR Tobacco. This category of cases includes smoking and health cases alleging personal injury brought by or on behalf of individual plaintiffs (but does not include the Broin II cases discussed below). A total of 1,364 of the pending cases are brought by or on behalf of individual smokers or their survivors. Thirteen of the cases are brought by or on behalf of individuals or their survivors alleging personal injury as a result of exposure to ETS.

      In 2002, three individual cases were tried in which RJR Tobacco was a party. On February 22, 2002, in Burton v. R. J. Reynolds Tobacco Co., a federal district court jury in Kansas found in favor of RJR Tobacco and Brown & Williamson on product defect and conspiracy claims, but found for the plaintiff on failure to warn, failure to test and fraudulent concealment claims. The jury apportioned 99 percent of the fault to RJR Tobacco and 1 percent to Brown & Williamson. It awarded the plaintiff $198,400 in compensatory damages, and determined that the plaintiff was entitled to punitive damages against RJR Tobacco but not Brown & Williamson. On June 21,


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2002, the trial court awarded the plaintiff $15 million in punitive damages. RJR
Tobacco appealed to the United States Court of Appeals for the Tenth Circuit, and filed its opening appellate brief on February 12, 2003.

      In Figueroa-Cruz v. R. J. Reynolds Tobacco Co., a federal district court jury in San Juan, Puerto Rico, found in favor of one of two plaintiffs on September 25, 2002. On October 9, 2002, however, the trial judge granted RJR Tobacco's motion for judgment on the pleadings. Plaintiffs are appealing the ruling to the U.S. Court of Appeals for the First Circuit.

      Most recently, RJR Tobacco has prevailed in two individual smoker lawsuits in California. In Conley v. R. J. Reynolds Tobacco Co., a California federal court judge granted RJR Tobacco's and Philip Morris, Inc.'s motion for directed verdict on December 31, 2002. Plaintiffs appealed to the California Court of Appeals on February 6, 2003. And, in Lucier v. Philip Morris, Inc., a California state court jury found in favor of RJR Tobacco and Philip Morris, Inc. on February 7, 2003.

                                 BROIN II CASES

      As of February 4, 2003, approximately 2,791 lawsuits brought by individual flight attendants for personal injury as a result of illness allegedly caused by exposure to secondhand or environmental tobacco smoke in airplane cabins, referred to as the Broin II cases, were pending in Florida. In these lawsuits, filed pursuant to the terms of the settlement of the Broin v. Philip Morris, Inc. class action, discussed below under "-Class-Action Suits," each individual flight attendant will be required to prove that he or she has a disease and that the individual's exposure to secondhand smoke in airplane cabins caused the disease. Under the terms of the settlement of the original Broin case, punitive damages are not available in the Broin II cases.

      On October 5, 2000, Judge Robert Kaye entered an order applicable to all Broin II cases that the terms of the Broin settlement agreement do not require the individual Broin II plaintiffs to prove the elements of strict liability, breach of warranty or negligence. Under this order, there is a rebuttable presumption in plaintiffs' favor on those elements, and plaintiffs bear the burden of proving that their alleged adverse health effects actually were caused by exposure to environmental tobacco smoke. Although defendants still may prevail on causation and other theories, RJR Tobacco does not believe that the order is correct under Florida law or that it accurately reflects the intent of the Broin settlement agreement. RJR Tobacco, along with the other defendants, initially appealed this order in Jett v. Philip Morris, Inc. In October 2001, the intermediate appellate court dismissed the appeal as premature without addressing the Kaye order. Defendants asked the court to reconsider its ruling, but the court refused to do so. Defendants asked the Florida Supreme Court to review the order, but the court declined to accept jurisdiction on June 24, 2002.

      On April 5, 2001, in the first Broin II flight attendant case to go to trial, Fontana v. Philip Morris, Inc., a Florida state court jury returned a verdict in favor of the defendants, including RJR Tobacco. On April 16, 2001, plaintiff filed motions for a mistrial, judgment notwithstanding the verdict or for a new trial. On October 1, 2001, the trial judge denied plaintiff's post-trial motions. Plaintiff appealed to the Florida Third District Court of Appeal. Defendants cross-appealed on November 8, 2001, raising objections to the Judge Kaye order described above. On December 30, 2002, the plaintiff voluntarily dismissed her appeal of the final judgment, thereby rendering defendants' cross-appeal moot.

      Queipo v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed January 2000. Jury selection began on May 20, 2002. The court declared a mistrial shortly after the plaintiff began presenting evidence. The plaintiff voluntarily dismissed the action on June 3, 2002.

      French v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed January 2000. On June 18, 2002, a jury found in favor of the plaintiff and awarded $5.5 million in compensatory damages. On September 13, 2002, the trial judge reduced the damages award to $500,000, but denied the defendants' remaining post-trial motions. Defendants' appeal of the trial court's final judgment is pending in the Third District Court of Appeal of Florida. Their initial brief is due on March 21, 2003.

      Janoff v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed February 2000. A jury found in favor of the defendants, including RJR Tobacco, on September 5, 2002. On September 12, 2002, plaintiff filed a


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motion for a new trial, which the judge granted on January 8, 2003. Defendants appealed the ruling to the Third District Court of Appeal of Florida on February 3, 2003.

      In Tucker v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed September 2000. A jury found in favor of the defendants, including RJR Tobacco, on October 4, 2002. Plaintiff's post-verdict motions were denied on January 28, 2003.

      Seal v. Philip Morris, Inc. Circuit Court, Dade County, Florida, filed August 2000. A jury verdict was returned in favor of RJR Tobacco and other cigarette manufacturers on February 7, 2003.

                               CLASS-ACTION CASES

      As of February 4, 2003, approximately 49 class action cases were pending in the U.S. against RJR Tobacco, and in some cases, RJR. In May 1996, in Castano
v. American Tobacco Co., the Fifth Circuit Court of Appeals overturned the certification of a nationwide class of persons whose claims related to alleged addiction to tobacco products. Since this ruling by the Fifth Circuit, most class-action suits have sought certification of statewide, rather than nationwide, classes. Class-action suits based on claims similar to those asserted in Castano are pending against RJR Tobacco, and in some cases RJR, in state or federal courts in Alabama, California, the District of Columbia, Florida, Illinois, Louisiana, Missouri, Nevada, New York, Ohio, Oregon, Tennessee, Texas, Utah and West Virginia. Twenty-five virtually identical class action complaints have been filed by one attorney in Nevada since July 2002.

      Class-action suits have been filed in a number of states against individual cigarette manufacturers and their parent corporations, alleging that the use of the terms "lights" and "ultralights" constitutes unfair and deceptive trade practices. Other types of class-action suits also are pending in additional jurisdictions. Most of these suits assert claims on behalf of classes of individuals who claim to be addicted, injured or at greater risk of injury by the use of tobacco or exposure to environmental tobacco smoke, or the legal survivors of such persons. A number of unions and other third-party payers have filed health-care cost recovery actions in the form of class actions. These cases are discussed separately below. Class certification motions are pending in several state and federal courts.

      Few smoker class-action complaints have been certified or, if certified, have survived on appeal. Seventeen federal courts that have considered the issue, including two courts of appeals, and most state courts have rejected class certification in smoking and health cases.

      Engle v. R. J. Reynolds Tobacco Co., Circuit Court, Dade County, Florida, filed May 1994. Trial began in July 1998 in this class action consisting of Florida residents, or their survivors, alleges diseases or medical conditions caused by their alleged "addiction" to cigarettes. On July 7, 1999, the jury found against RJR Tobacco and the other cigarette manufacturer defendants in the initial phase, which included common issues related to certain elements of liability, general causation and a potential award of, or entitlement to, punitive damages.

      The second phase of the trial, which consisted of the claims of three of the named class representatives, began on November 1, 1999. On April 7, 2000, the jury returned a verdict against all defendants. They awarded plaintiff Mary Farnan $2.85 million, the estate of plaintiff Angie Della Vecchia $4.023 million and plaintiff Frank Amodeo $5.831 million. The jury also found, however, that Frank Amodeo knew or should have known of his claim prior to May 5, 1990. RJR Tobacco believes that the legal effect of that finding should be to bar his claim based on the applicable statute of limitations.

      The trial court also ordered the jury in the second phase of the trial to determine punitive damages, if any, on a class-wide basis. On July 14, 2000, the jury returned a punitive damages verdict in favor of the "Florida class" of approximately $145 billion against all the defendants, with approximately $36.3 billion being assigned to RJR Tobacco.

      On July 24, 2000, the defendants, including RJR Tobacco, filed numerous post-verdict motions, including motions for a new trial and to reduce the amount of the punitive damages verdict. On November 6, 2000, the trial judge denied the post-trial motions and entered judgment. On November 7, 2000, RJR Tobacco posted an appeal bond in the amount of $100 million, pursuant to a Florida statute enacted on May 9, 2000, and intended to apply to


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the Engle case, and initiated the appeals process. The opening appellate brief of certain defendants, including RJR Tobacco, was filed on November 26, 2001. The plaintiff class filed its responsive brief on June 7, 2002; defendants' reply brief was filed on September 26, 2002. Oral argument before Florida's Third District Court of Appeal took place on November 6, 2002. A decision is expected in 2003. Although RJR Tobacco believes it has numerous bases for a successful appeal, it cannot predict the outcome of the appellate process.

      On May 7, 2001, three of the non-RJR Tobacco defendants entered into agreements with the Engle class to deposit an additional $1.86 billion into separate escrow accounts to ensure that the stay of execution in effect pursuant to the Florida bond statute will remain in effect as to these three defendants throughout the appellate process, regardless of the results of a challenge, if any, to the Florida bond statute. Approximately $700 million of the total amount deposited by these three defendants is non-refundable and will go to the trial court to be distributed, regardless of the result of the appeal. RJR Tobacco has not entered into a similar agreement with the Engle class. Although RJR Tobacco cannot predict the outcome of any possible challenges to the Florida bond statute, RJR Tobacco remains confident of the applicability and validity of the statute in the Engle case. In addition, 12 other states, Georgia, Indiana, Kentucky, Louisiana, Michigan, Nevada, North Carolina, Ohio, Oklahoma, South Carolina, Virginia and West Virginia, have enacted legislation similar to the Florida bond statute. The Mississippi Supreme Court also has placed limits on appeal bonds by court rule.

      RJR Tobacco has been named as a defendant in 11 individual cases filed by members of the Engle class. One such case (in which RJR Tobacco was dismissed prior to trial), Lukacs v. Philip Morris, Inc., was tried against Philip Morris and Brown & Williamson, and resulted in a verdict for the plaintiffs on June 11, 2002. The Florida state court jury awarded the plaintiffs a total of $37.5 million in compensatory damages. The plaintiffs have agreed to stay execution on the judgment pending the result of the Engle appeal.

      Broin v. Phillip Morris, Inc., Circuit Court, Dade County, Florida, filed October 1991. RJR Tobacco and other cigarette manufacturer defendants settled this case in October 1997. This case had been brought in Florida state court on behalf of all flight attendants of U.S. airlines alleged to be suffering from diseases or ailments caused by exposure to second hand smoke in airplane cabins. The settlement agreement required the participating tobacco companies to pay a total of $300 million in three annual $100 million installments, allocated among the companies by market share, to fund research on the early detection and cure of diseases associated with tobacco smoke. It also required those companies to pay a total of $49 million for plaintiff's counsel's fees and expenses. RJR Tobacco's portion of these payments was approximately $86 million. The settlement agreement bars class members from bringing aggregate claims or obtaining punitive or exemplary damages and also bars individual claims to the extent that they are based on fraud, misrepresentation, conspiracy to commit fraud or misrepresentation, RICO, suppression, concealment or any other alleged intentional or willful conduct. The defendants agreed that, in any individual case brought by a class member, the defendant will bear the burden of proof with respect to whether ETS can cause certain specifically enumerated diseases ("general causation"). With respect to all other issues relating to liability, including whether an individual plaintiff's disease was caused by his or her exposure to ETS in aircraft cabins ("specific causation"), the individual plaintiff will have the burden of proof. Florida's Third District Court of Appeal denied various challenges to this settlement on March 24, 1999, and subsequently denied motions to reconsider. On September 7, 1999, the Florida Supreme Court dismissed all proceedings, and the settlement and judgment became final. The Broin II cases, discussed above, arose out of the settlement of this case.

      Norton v. RJR Nabisco Holdings Corp., Superior Court, Madison County, Indiana, filed May 1996. This nicotine-dependence class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of (a) all nicotine dependent persons in the State of Indiana, who have purchased and smoked cigarettes manufactured by the Tobacco Companies from January 1, 1940; (b) the estates, representatives, and administrators of these nicotine dependent cigarette smokers; and (c) the spouses, children and dependent relatives of these nicotine dependent cigarette smokers as their heirs or survivors. On July 22, 2002, the court granted plaintiffs' motion for voluntary dismissal.

      Scott v. American Tobacco Co., Inc., District Court, Parish of Orleans, Louisiana, filed May 1996. This nicotine-dependence/medical monitoring class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. On April 16, 1997, the trial court granted plaintiffs' motion for class certification on behalf of Louisiana residents who desire smoking cessation assistance and medical monitoring. In the class certification ruling, the court dismissed the wholesaler defendants.


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The remaining defendants removed the case to federal court on April 16, 1997. On
December 2, 1997, plaintiffs' motion to remand the case to the Civil District Court of Orleans Parish was granted. In November 1998, an intermediate appellate court affirmed the trial court's certification of the class. On February 26, 1999, the Louisiana Supreme Court denied the defendants' petition for writ of certiorari and/or review. Jury selection began on June 18, 2001. An initial jury was selected by July 16, 2001. However, the defendants, including RJR Tobacco, raised multiple challenges to the jury selection process. At various times, the Louisiana Court of Appeals and/or the Louisiana Supreme Court removed a number of jurors and alternate jurors that the trial court had allowed to be seated.
The jury selection process was finally completed on September 23, 2002, and opening statements occurred on January 21, 2003. The trial is now in progress.

      Perry v. Philip Morris, Inc., United States District Court, Eastern District, Tennessee, filed September 1996. This class action was filed against four U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all individuals and entities in the U.S. who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. Defendants removed the case to federal court on November 19, 1996. On April 12, 2001, the federal district court granted defendants' motion to dismiss. Plaintiffs appealed the dismissal to the United States Court of Appeals for the Sixth Circuit on May 3, 2001. Briefing is complete and oral argument was heard by the Sixth Circuit on February 5, 2003. A decision is pending.

      Connor v. American Tobacco Co., Inc., District Court, Bernalillo County, New Mexico, filed October 1996. This nicotine-dependence class action was filed in New Mexico state court against four U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The parties stipulated to a dismissal on April 26, 2002.

      Blankenship v. American Tobacco Co., Inc., Circuit Court, Ohio County, West Virginia, filed January 1997. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. On August 16, 2000, the court conditionally certified (only to the extent of medical monitoring) a class of West Virginia residents who: (1) on or after January 31, 1995, purchased and smoked cigarettes manufactured, marketed and/or sold by defendants; (2) have a minimum five pack year smoking history; (3) have not been diagnosed with cancer of the lip, oral cavity or pharynx, esophagus, stomach, pancreas, larynx, trachea, bronchus or lung, cervix, uterus, bladder, kidney or other urinary organs, coronary heart or cerebrovascular diseases, bronchitis or emphysema or chronic airways obstruction; and (4) have not received health care paid or reimbursed directly or indirectly by the State of West Virginia. The initial trial (which began January 4, 2001) resulted in a mistrial on January 25, 2001. On November 14, 2001, at the conclusion of the retrial, the state court jury found in favor of RJR Tobacco and other cigarette manufacturers. On July 18, 2002, plaintiffs petitioned the Supreme Court of Appeals of West Virginia for leave to appeal. No decision has been made.

      Muncy v. Philip Morris, Inc., Circuit Court, Ohio County, West Virginia, filed March 1997. This physical injury class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all persons in West Virginia, including the estates, representatives, and administrators of such persons, who have suffered personal injury as a result of smoking cigarettes designed, manufactured, or sold by defendants. On January 14, 2003, the trial court granted defendants' motion to dismiss. No appeal has been taken.

      Cole v. Tobacco Institute, United States District Court, Eastern District, Texas, filed May 1997. This physical injury class action was filed on behalf of two purported classes: (1) all persons residing in Texas who have used tobacco manufactured, marketed or sold by defendants; and (2) all persons residing in Texas whose property or businesses were injured by defendants "violations" of RICO and antitrust laws. Defendants are U.S. cigarette manufacturers, including RJR Tobacco, and others. On May 5, 2000, the court granted defendants' motion for judgment on the pleadings, and the case was dismissed with prejudice. Plaintiffs appealed the ruling to the United States Court of Appeals for the Fifth Circuit, which, on December 28, 2001, affirmed the trial court's dismissal. No appeal was filed.

      Anderson v. American Tobacco Co., Inc., United States District Court, Middle District, Tennessee, filed May 23, 1997. This nicotine-dependence class action was filed against U.S. cigarette manufacturers, including RJR


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Tobacco, on behalf of all citizens of Tennessee allegedly addicted to cigarettes and who began smoking in Tennessee and have purchased and smoked cigarettes manufactured by the defendants and sold by wholesalers/retailers. Defendants' motion to dismiss was granted on November 27, 2002. Plaintiffs appealed to the United States Court of Appeals for the Sixth Circuit on December 30, 2002.

      Brown v. American Tobacco Co., Inc., Superior Court, San Diego County, California, filed June 1997. This physical injury class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as all people who, at the time they were residents of California, smoked in California one or more cigarettes between June 10, 1993 and April 23, 2001, and who were exposed to defendants' marketing and advertising activities in California. On April 10, 2000, a California state court judge denied certification of the class. On February 2, 2001, plaintiffs filed an amended motion for class certification, based on alleged violations of sections 17200 and 17500 of the California Civil Code and alleged violations of the California Consumer Legal Remedies Act. The class is defined as adult residents of California who smoked at least one of defendants' cigarettes "during the applicable time period," and who were exposed to defendants' marketing and advertising activities in California. On April 11, 2001, a San Diego Superior Court judge granted certification as to plaintiffs' claims that defendants violated ss.17200 of the California Business and Professions Code. The court, however, refused to certify the class under the California Legal Remedies Act. Defendants petitioned the California Supreme Court to review the trial court's class certification ruling, but the Supreme Court denied the petition on January 16, 2002. Trial is scheduled for May 30, 2003. Defendants filed summary judgment motions on January 31, 2003. A decision is pending.

      Badillo v. American Tobacco Co., Inc., United States District Court, Nevada, filed October 1997. This ETS class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of casino dealers in the State of Nevada who allege that exposure to secondhand smoke caused them to suffer physical and economic losses in addition to emotional distress. On July 2, 2001, the United States District Court for the District of Nevada denied certification. Although plaintiffs sought leave to appeal the class certification ruling, the United States Court of Appeals for the Ninth Circuit denied their petition. The case was voluntarily dismissed on May 3, 2002.

      Young v. American Tobacco Co., Inc., Circuit Court, Orleans Parish, Louisiana, filed November 1997. This ETS class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of all residents and domiciliaries of Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured, distributed, fabricated, supplied, or placed in commerce by defendants, and who suffer injury as a result of that exposure. A decision on plaintiffs' amended motion for class certification is pending.

      Mason v. American Tobacco Co., Inc., United States District Court, Eastern District, New York, filed December 1997. This medicare payment recoupment class action was originally filed against U.S. cigarette manufacturers, including RJR Tobacco, in federal district court in Texas. However, the case was transferred to federal district court in New York. On July 25, 2002, the United States District Court for the Eastern District of New York denied plaintiffs' motion for class certification and granted defendants' motion to dismiss. Plaintiffs appealed the dismissal to the United States Court of Appeals for the Second Circuit. Oral argument is scheduled for March 31, 2003.

      Jackson v. Philip Morris, Inc., United States District Court, Utah, filed February 1998. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as (a) all nicotine dependent residents of Utah who bought cigarettes tested, manufactured, distributed, etc. by defendants; (b) the estates, representatives and administrators of Utah residents who were or are nicotine dependent cigarette smokers; and (c) the spouses, children, and/or heirs of those who are or were nicotine dependent. This case has been dormant since the first quarter of 2000. Although plaintiffs' counsel has indicated the intention to file an amended complaint, they have not done so.

      Parsons v. A C & S, Inc., Circuit Court, Ohio County, West Virginia, filed February 1998. This physical injury class action was filed against asbestos manufacturers, cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. This case has been stayed pending a final resolution of the motion to refer tobacco litigation to the judicial panel on multi-district litigation. On December 26,


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2000, three defendants (Nitram Liquidators, Inc., Desseaux Corporation of North
America and Armstrong World Industries) filed bankruptcy petitions in the U.S. Bankruptcy Court for the District of Delaware, In re Armstrong World Industries, Inc. Pursuant to section 362(a) of the Bankruptcy Code, Parsons is automatically stayed.

      Daniels v. Philip Morris Cos., Inc., Superior Court, San Diego County, California, filed April 1998. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. On November 30, 2000, a San Diego Superior Court judge reversed a prior ruling and, based on a California unfair business practices statute, certified a class consisting of all persons who, as California resident minors, smoked one or more cigarettes in California between April 2, 1994 and December 1, 1999. On November 22, 2002, the trial court granted summary judgment in favor of defendants. Plaintiffs appealed the dismissal to the California Court of Appeal, Fourth Appellate District, Division One.

      Christensen v. Philip Morris Cos., Inc., United States District Court, Nevada, filed April 1998. This ETS class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as all casino employees that have worked or are presently working for a casino or gaming-related establishment or facility in which gaming of any type has been licensed by the Nevada State Gaming Commission within the State of Nevada, and who did not regularly smoke cigarettes during or after the term of their employment, and have developed or in the future may develop disorders requiring medical treatment and/or medical expenses related to the inhalation of secondhand cigarette smoke. On July 2, 2001, the United States District Court for the District of Nevada denied certification. Plaintiffs sought leave to appeal the class certification ruling, but the United States Court of Appeals for the Ninth Circuit denied the petition. The case was voluntarily dismissed on May 3, 2002.

      Cleary v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, filed June 1998. This class action claiming fraud was filed against U.S. cigarette manufacturers, including RJR Tobacco, and others. The purported class is defined as follows: Class A: All Illinois residents who, between December 14, 1953 (the date the alleged conspiracy began) and July 7, 1969 (the effective date of the Public Health Cigarette Smoking Act of 1969), purchased and used tobacco products manufactured by the Tobacco Companies, and the estates, representatives, guardians and administrators of all Illinois residents who purchased and used tobacco products manufactured by the Tobacco Companies between December 14, 1953 and July 7, 1969; and Class B: All Illinois residents, who, as minors, purchased and smoked cigarettes designed, manufactured, promoted or sold by Philip Morris, and the estates, representatives, guardians and administrators of all Illinois residents who as children, purchased and smoked cigarettes designed, manufactured, promoted or sold by Philip Morris. Plaintiffs filed their motion for class certification on December 21, 2001. Plaintiffs filed a case status report on November 27, 2002. Class action discovery is ongoing.

      Creekmore v. Brown & Williamson Tobacco Corp., Superior Court, Buncombe County, North Carolina, filed July 1998. This nicotine-dependence and physical injury class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as all North Carolina citizens who have used, been addicted to, died, or been diagnosed with an illness or disease associated with the use of tobacco products that have been designed, tested, manufactured and sold in North Carolina. On May 11, 1999, plaintiffs voluntarily dismissed RJR and several others. On May 28, 2002, the plaintiffs voluntarily dismissed the complaint.

      Jimenez v. Brown & Williamson Tobacco Corp., District Court, Bernalillo County, New Mexico, filed August 1998. This physical injury class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all New Mexico citizens who purchased cigarettes in New Mexico, who were allegedly victimized and damaged by defendants' unfair and deceptive trade practices and unconscionable trade practices in the State of New Mexico. The parties stipulated to a dismissal on April 30, 2002.

      Trombino v. R. J. Reynolds Tobacco Co., Superior Court, Middlesex County, New Jersey, filed October 1998. This class action was filed in New Jersey state court against RJR Tobacco and RJR on behalf of New Jersey residents who purchased and smoked RJR Tobacco's light or ultralight cigarettes on or after March 3, 1992. In May 2002, while the court's decision on class certification was pending, plaintiffs withdrew their class action claims and decided to proceed with only their individual causes of action.

      Jones v. American Tobacco Co., Inc., Circuit Court, Jackson County, Missouri, filed December 1998. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of tobacco product users and purchasers on behalf of all similarly situated Missouri consumers. There has been little to no activity in this case.

      Simon v. Philip Morris, Inc., United States District Court, Eastern District, New York, filed April 1999. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all persons residing in the U.S., or who were residents at the time of their death, who had a 20-pack-per-year history of smoking, and who had a timely claim as of April 9, 1999, for personal injury or wrongful death arising from lung cancer. On November 6, 2000, the trial court denied plaintiffs' class certification motion. On September 30, 2002, the parties stipulated to a dismissal.

      Julian v. Philip Morris Cos., Inc., Circuit Court, Montgomery County, Alabama, filed April 1999. This class action was filed on behalf of all minor smokers in the State of Alabama, against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The case has remained inactive since it was remanded in August 1999. The parties filed a joint status report on October 31, 2002, informing the court that oral argument was heard in the Spain v. Brown & Williamson Tobacco Corp., case on May 15, 2002, and that no decision has been issued.

      Giladi v. Dubek, Ltd., District Court, Tel Aviv, Israel, filed July 1999. The purported class is defined as "all `Israeli cigarette consumers' who purchased and/or owned cigarettes marketed and/or manufactured and/or distributed by the defendants at any time until filing of the claim or until rendering of judgment." Defendants named in the complaint are U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. This case was not served until August 2001. There has been no activity since service.

      Turner v. R. J. Reynolds Tobacco Co., Circuit Court, Madison County, Illinois, filed February 2000. This "lights" class action was filed on behalf of all Illinois residents who purchased and consumed Doral Lights, but who do not have a claim for personal injury, against RJR Tobacco and RJR. On November 14, 2001, an Illinois circuit court judge certified a class defined as "[a]ll persons who purchased defendants' Doral Lights, Winston Lights, Salem Lights and Camel Lights, in Illinois, for personal consumption, between the first date that defendants sold Doral Lights, Winston Lights, Salem Lights and Camel Lights
through the date the court certifies this suit as a class action . . . ." Trial is scheduled for October 6, 2003.

      Temple v. State of Tennessee, United States District Court, Middle District, Tennessee, filed February 2000. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as
(a) all citizens of the State of Tennessee who have purchased cigarettes and who began smoking in the State of Tennessee and have purchased and smoked cigarettes manufactured by the defendant tobacco companies and sold by wholesalers and retailers; and (b) all persons or entities (including estates, representative, spouses, children, and relatives and "significant others") with respect to claims against defendants that they may assert independently or derivatively because of their personal relationship with a person described in part (a). Defendants' motion to dismiss was granted on November 27, 2002. Plaintiffs appealed to the United States Court of Appeals for the Sixth Circuit on December 30, 2002.

      Decie v. American Tobacco Co., Inc., United States District Court, Eastern District, New York, filed April 2000. This class action was filed on behalf of all smokers who have claims for personal injury, medical monitoring, higher insurance premiums or less insurance coverage, against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The parties stipulated to a discontinuance on September 30, 2002.

      Collora v. R. J. Reynolds Tobacco Co., Circuit Court, St. Louis County, Missouri, filed May 2000. This "lights" class action was filed against RJR Tobacco and RJR on behalf of all Missouri residents who smoked Winston Lights, Salem Lights, or Camel Lights, but who have no claim for personal injury. A decision on plaintiffs' motion for class certification is pending.

      Arnitz v. Philip Morris, Inc., Circuit Court, Hillsborough County, Florida, filed June 2000. This class action was filed on behalf of all persons who were diagnosed after July 15, 1997 with lung cancer, throat cancer, or cancer of the oral cavity, against U.S. cigarette manufacturers, including RJR Tobacco. Plaintiffs filed a motion for class certification on July 3, 2000. On February 5, 2001, plaintiffs filed a motion to sever and abate, which was denied on March 26, 2001. Plaintiffs dismissed the class action portion of the complaint the same day, and the case is proceeding only as an individual smoking and health action on behalf of Mr. Arnitz.

      Ebert v. Philip Morris, Inc., United States District Court, Eastern District, New York, filed August 2000. This class action was filed on behalf of all smokers diagnosed with certain diseases alleged to be linked to smoking, against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The parties stipulated to a discontinuance on September 30, 2002.

      In re Simon II Litigation, United States District Court, Eastern District, New York, filed September 2000. This consolidated class action complaint was filed on behalf of all tobacco litigation before Judge Weinstein, focusing on punitive damages, against U.S. cigarette manufacturers, including RJR Tobacco, and various parent companies of U.S. cigarette manufacturers, including RJR. On September 19, 2002, the trial court granted class certification of a nationwide non-opt-out class for punitive damages. Defendants' petition for leave to appeal the class certification ruling to the United States Court of Appeals for the Second Circuit was granted on February 14, 2003.

      Vandermeulen v. Philip Morris, Inc., Circuit Court, Wayne County, Michigan, filed September 2000. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of persons in the State of Michigan (excluding federal, state and local governmental entities and political subdivisions) who purchase cigarettes manufactured by the defendants. On October 1, 2002, the parties stipulated to a dismissal.

      Sims v. Philip Morris, Inc., United States District Court, District of Columbia, filed May 2001. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of "[a]ll natural persons under 22 years of age (i.e. persons who have not reached their 22nd birthday) as of the filing of this action who purchased cigarettes or other tobacco products manufactured by any of the defendants for their own use while under age and residing within the U.S." On November 19, 2001, plaintiffs filed a motion for class certification which was denied on February 11, 2003.

      Lowe v. Philip Morris, Inc., Circuit Court, Multnomah County, Oregon, filed November 2001. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Oregon residents who have been significantly exposed to proven hazardous substances in defendants' cigarettes, and who have significant risk of developing lung cancer and other smoking-related pulmonary diseases.

      Trivisonno v. Philip Morris, Inc., United States District Court, Northern District, Ohio, filed January 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of Ohio residents who are injured or dying from smoking-related diseases. On July 23, 2002, defendants' motion to dismiss was granted. No appeal was taken.

      Rios v. R. J. Reynolds Tobacco Co., Circuit Court, Palm Beach County, Florida, filed February 2002. This "lights" class action was filed against RJR and RJR Tobacco. The purported class is defined as all consumers who purchased and consumed defendants' Winston Lights and Salem Lights cigarettes in Florida, but who do not have a claim for personal injury resulting from the purchase or consumption of cigarettes. The class period commences on the first date the defendants placed their Winston Lights and Salem Lights cigarettes into the stream of commerce through the date of the court certifies this suit as a class action. Defendants removed this case to the United States District Court for the Southern District of Florida on March 28, 2002. On October 4, 2002, plaintiffs' motion to remand the case to state court was granted. There has been no activity since the remand ruling.

      Ellington v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Goldfarb v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Vandina v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Vavrek v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Deller v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Ginsberg v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Hamil v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Hudson v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Martinez v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Ramsden v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Baker v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Birchall v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Buffman v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Eben v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Gagne v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Garnier v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Goodman v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Griffin v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Huckeby v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Lee [Alvah] v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002.

The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Lee [Harold] v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Page v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Raimo v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Ramstetter v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Sampson v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This case is one of 25 virtually identical class action complaints that has been filed by one attorney in Nevada since July 2002. The purported class is defined as all Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Class certification discovery is ongoing.

      Estate of Craig M. Brown v. Philip Morris, Inc., Circuit Court, Campbell County, Kentucky, filed January 2003. This class action was filed by the same Nevada attorney against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all Kentucky citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. Defendants' answer or other responsive pleading is due on March 3, 2003.

                  GOVERNMENTAL HEALTH-CARE COST RECOVERY CASES

      In certain of the pending proceedings, various local government entities and others seek reimbursement for health-care expenditures allegedly caused by tobacco products. The claims asserted in these health-care cost recovery actions vary. Generally, plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health-care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal or state RICO statutes.

      Each plaintiff seeks reimbursement of health-care costs. Other relief sought by some, but not all, plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

      The defendants, including RJR Tobacco, raise a variety of defenses, including: failure to state a valid claim, lack of benefit; adequate remedy at law; "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes); lack of antitrust injury; federal preemption; and lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a governmental entity benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise.

      Defendants also argue that these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health-care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health-care recipient and should be subject to all defenses available against the allegedly injured party.

      The following cases are health-care cost recovery suits filed against RJR Tobacco and, in some cases, parent companies of U.S. cigarette manufacturers, including RJR, that were active in 2002. These cases have been further broken down as to the type of plaintiff involved.

      STATE ATTORNEYS GENERAL

      In June 1994, the Mississippi attorney general brought an action, Moore v. American Tobacco Co., against various industry members, including RJR Tobacco. This case was brought on behalf of the state to recover state funds paid for health-care and medical and other assistance to state citizens suffering from diseases and conditions allegedly related to tobacco use. By making the state the plaintiff in the case and basing its claims on economic loss rather than personal injury, the state sought to avoid the defenses otherwise available against an individual plaintiff. Most other states, through their attorneys general or other state agencies, sued RJR Tobacco and other U.S. cigarette manufacturers based on similar theories. The cigarette manufacturer defendants, including RJR Tobacco, settled the first four of these cases scheduled to come to trial, those of Mississippi, Florida, Texas and Minnesota, by separate agreements between each state and those manufacturers in each case.

      On November 23, 1998, the major U.S. cigarette manufacturers, including RJR Tobacco, entered into the Master Settlement Agreement with attorneys general representing the remaining 46 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands, American Samoa and the Northern Marianas. The MSA became effective on November 12, 1999. The MSA settled all the health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions and contains releases of various additional present and future claims.

      LOCAL GOVERNMENT

      Claims similar to those advanced in the state attorneys general actions have also been asserted by cities and/or counties in separate actions. In addition to the variety of substantive defenses described above, it is the industry's position that recovery in any such actions (if any) should be subject to the offset provisions of the MSA, and therefore, beyond the potential cost of defending these actions through trial, there should be no additional financial exposure as a result of these cases.

      Certain of the city/county cases have been dismissed in light of the approval of the MSA in the relevant jurisdictions. Others, however, were active during 2002, and remain pending to date.

      County of Cook v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, filed April 1997. On December 20, 2000, certain defendants, including RJR Tobacco, filed a motion for judgment on the pleadings which was granted on August 8, 2001. Plaintiffs appealed the dismissal to the Illinois Appellate Court, First District, on September 5, 2001. Defendants noticed a cross-appeal on September 17, 2001, from the trial court's adverse rulings on defendants' motions to dismiss on the grounds of MSA release and lack of standing. The appeal is in the briefing phase.

      City of St. Louis v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, Case No. 982-9652, filed November 1998. Dispositive motions have been filed by the defendants. Trial is scheduled for September 27, 2004.

      St. Louis County v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, Case No. 982-9705, filed November 1998. On February 15, 2000, the court stayed this case, and the case remains stayed pending a decision by the trial court on defendants' motion for judgment on the pleadings in City of St. Louis v. American Tobacco Co., Inc. (discussed above).

      County of Wayne v. Philip Morris, Inc., United States District Court, Eastern District, Michigan, filed December 1999. On April 15, 2002, the court approved the parties' stipulated dismissal.

      County of McHenry v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, filed July 2000. Defendants removed the case to the United States District Court for the Northern District of Michigan on August 18, 2000. Plaintiffs moved to remand on August 30, 2000. On February 6, 2001, the federal court granted plaintiffs' motion to remand. Certain Defendants, including RJR Tobacco, filed a Motion for Judgment on the Pleadings on April 5, 2001. The State of Illinois filed a petition for leave to intervene on April 19, 2001. On April 22, 2001, the court stayed this action pending a decision on the appeal in County of Cook v. Philip Morris, Inc. (discussed above).

      FEDERAL

      United States v. Philip Morris, Inc., United States District Court, District of Columbia, filed September 1999. On September 22, 1999, the U.S. Department of Justice brought an action in the United States District Court for the District of Columbia against various industry members, including RJR Tobacco. The government sought to recover federal funds expended in providing health care to smokers who have developed diseases and injuries alleged to be smoking-related, and, in addition, seeks, pursuant to the federal RICO statute, disgorgement of profits the government contends were earned as a consequence of a RICO racketeering "enterprise." On December 27, 1999, defendants filed a motion to dismiss challenging all counts included in the action brought by the DOJ. On June 6, 2000, the trial court heard oral argument on the motion. On September 28, 2000, federal court Judge Gladys Kessler of the United States District Court for the District of Columbia granted the non-Liggett defendants' motion to dismiss the following counts of plaintiff's complaint: (1) Medical Care Recovery Act claim, and (2) Medicare Secondary Payer claim. The court, however, denied the motion with respect to the RICO claims. Trial is scheduled for September 13, 2004.

      In June 2001, the United States Attorney General assembled a team of three DOJ lawyers to work on a possible settlement of the federal lawsuit. The DOJ lawyers met with representatives of the tobacco industry, including RJR Tobacco, on July 18, 2001. No settlement was reached, and no further meetings are planned.

      INTERNATIONAL

      A number of foreign countries have filed suit in state and federal courts in the U.S. against RJR Tobacco and other tobacco industry defendants to recover funds for health-care and medical and other assistance paid by those foreign governments to their citizens suffering from diseases and conditions allegedly related to tobacco use. Of the 27 international cases currently pending in the U.S., 25 are pending in state court and two are pending in federal court. Two cases are pending outside the United States, one in Canada and one in Israel. The two federal cases were transferred to, and remain pending before, the Judicial Panel on Multi-District Litigation in the United States District Court for the District of Columbia. Other foreign governments and entities have stated that they are considering filing such actions in the United States.

      Republic of the Marshall Islands v. American Tobacco Co., Inc., High Court, Marshall Islands, filed October 1997. On February 22, 2001 the High Court of the Marshall Islands granted defendants' motion for summary judgment in part, dismissing all of plaintiff's claims except for those pertaining to the Consumer Protection Act. On May 18, 2001, the parties agreed to dismiss the remaining cause of action. On June 4, 2001, the High Court of the Marshall Islands entered final judgment. On June 27, 2001, plaintiff noticed an appeal to the Supreme Court of the Marshall Islands. On July 3, 2001, defendants filed a notice of cross appeal. On May 9, 2002, the Marshall Islands Supreme Court affirmed the trial court's dismissal.

      Republic of Panama v. American Tobacco Co., Inc., United States District Court, District of Columbia, filed August 1998. This case was removed by defendants to the United States District Court for the Eastern District of Louisiana. Following removal to federal court (and a complex procedural history of remand and recusal), the case was transferred from the Eastern District of Louisiana to the United States District Court for the District of Columbia for inclusion in the Judicial Panel on Multi-District Litigation, where it remains pending.

      Republic of Bolivia v. Philip Morris, Cos., Inc., United States District Court, District of Columbia, filed January 1999. On February 19, 1999, defendants removed this case to the United States District Court for the Southern District of Texas, Galveston Division. On March 1, 1999, the Texas federal court transferred this case to Judge Friedman of the United States District Court for the District of Columbia. On March 18, 1999, plaintiff filed a motion to remand the case to state court in Texas. On June 10, 1999, this case was consolidated with the other foreign government cases pending in federal courts under the Judicial Panel on Multi-District Litigation procedures. RJR Tobacco filed its answer to plaintiff's complaint on September 3, 1999. On June 12, 2000, Judge Friedman ruled that diversity exists in this case, and ordered limited discovery on whether Liggett's failure to consent to removal should be disregarded. He further ordered additional deposition discovery of Bolivia's and Liggett's counsel concerning Liggett's failure to consent to removal. These depositions have been taken. Defendants filed a supplemental opposition to the motion to remand on August 22, 2001. On May 1, 2002, defendants filed a praecipe advising the court of the April 26, 2002 order from the D.C. Circuit that remanded the Venezuela v. Philip Morris Cos., Inc. action for lack of jurisdiction. Defendants also advised the court that the instant action was still pending and that there is indisputably federal jurisdiction (predicated on diversity), although plaintiff has raised a purported procedural defect in removal which it contends requires remand. On November 4, 2002, defendants filed another praecipe referring the court to a recent decision that involved similar understandings regarding consent to removal.

      Republic of Venezuela v. Philip Morris Cos., Inc., Circuit Court, Dade County, Miami Division, Florida, filed January 1999. On April 26, 2002, the Judicial Panel on Multi-District Litigation remanded the case to state court in Florida. On November 20, the Dade County Circuit Court granted defendants' motion to dismiss. Plaintiff appealed to Third District Court of Appeal of Florida, which affirmed the trial court's dismissal on September 30, 2002. On October 28, 2002, plaintiff filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court. Briefing is complete on the jurisdictional issue before the Supreme Court; however, oral argument has not been scheduled.

      State of Rio de Janeiro, Brazil v. Philip Morris Inc., District Court, Angelina County, Texas, filed July 1999. Defendants removed this case to federal district court on August 11, 1999. Plaintiffs filed a motion to remand on August 16, 1999. A conditional transfer order to the Judicial Panel on Multi-District Litigation was filed on August 30, 1999. Defendants filed a motion to stay the proceedings pending transfer of this case to the Judicial Panel on Multi-District Litigation on August 30, 1999. On September 14, 1999, this case was remanded to the Angelina County District Court. On September 15, 1999, the conditional transfer order was vacated. On September 24, 1999, defendants appealed the remand ruling to the United States Court of Appeals for the Fifth Circuit, which, on January 22, 2001, dismissed defendants' appeal. In May 2001, defendants filed motions to dismiss for lack of jurisdiction. On December 31, 2002, the state trial court dismissed all remaining claims.

      State of Goias v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed October 1999. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on April 26, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      British Columbia v. Imperial Tobacco Canada Ltd., Superior Court, British Columbia, filed November 1998. On November 12, 1998, the Canadian Province of British Columbia brought a case in British Columbia Provincial Court (federally appointed), similar to the state attorneys general cases discussed above, against RJR Tobacco and certain other Canadian and U.S. tobacco companies and their parent companies, including RJR. This lawsuit depended entirely on legislation enacted in British Columbia that was separately challenged by various Canadian tobacco companies. An agreement was reached with the government in British Columbia to litigate the separate constitutional challenges prior to the health-care cost recovery action. On February 21, 2000, the British Columbia Supreme Court declared the Cost Recovery Act unconstitutional and dismissed the action. This decision was not appealed by the government.

      British Columbia v. Imperial Tobacco Canada Ltd., Superior Court, British Columbia, filed December 1999. On January 24, 2001, the Canadian Province of British Columbia enacted a second and revised statute and brought a second action in the same court as in the earlier British Columbia case. A trial of the constitutionality of the second statute and a claim that the second action be dismissed was heard from November 4 through November 29, 2002. As of February 4, 2003, judgment is still reserved.

      State of Sao Paulo, Brazil v. American Tobacco Co., Inc., United States District Court, Eastern District, Louisiana, filed February 2000. On March 24, 2000, defendants removed the case to the United States District Court for the Eastern District of Louisiana. On April 7, 2000, a conditional transfer order was issued transferring this action to the Judicial Panel on Multi-District Litigation before the United States District Court for the District of Columbia. Meanwhile, the Eastern District of Louisiana remanded the action to state court on May 26, 2000. On May 30, 2000, defendants appealed the remand order to the United States Court of Appeals for the Fifth Circuit. The conditional transfer order to the United States District Court for the District of Columbia was vacated on June 1, 2000. The Fifth Circuit Court of Appeal vacated the Eastern District of Louisiana's remand order on May 14, 2001, in effect transferring the action back to the United States District Court for the Eastern District of Louisiana. A conditional transfer order to the Judicial Panel on Multi-District Litigation was again issued on October 29, 2001. Plaintiff appealed the Fifth Circuit's decision to the U.S. Supreme Court, which, on April 1, 2002, vacated the Fifth Circuit's ruling, remanding the case to the Orleans Parish District Court in Louisiana. On June 8, 2002, the Judicial Panel on Multi-District Litigation also transferred the case to state court in Louisiana. Defendants have filed their motion to dismiss. The parties have agreed to continue the motion to dismiss pending resolution of the remand motion in Republic of Panama
v. American Tobacco Co., Inc. (discussed above).

      State of Espirito Santo, Brazil v. Brooke Group Ltd., Circuit Court, Dade County, Florida, filed March 2000. On April 19, 2000, defendants removed this case to the United States District Court for the Southern District of Florida, requested a transfer to the Judicial Panel on Multi-District Litigation in the United States District Court for the District of Columbia, and moved for a stay. Plaintiff moved to remand the case on April 24, 2000. The Judicial Panel on Multi-District Litigation issued a conditional transfer order on May 3, 2000, and the Florida state court granted defendants' motion for a stay pending the Judicial Panel on Multi-District Litigation transfer and consolidation. Judge Friedman remanded the case to the Circuit Court of Dade County, Florida on August 10, 2000. Defendants appealed the remand ruling to the United States Court of Appeals for the District of Columbia on August 18, 2000. On October 11, 2000, the D.C. Court of Appeals ordered that defendants' appeal be treated as a petition for a writ of mandamus. On November 20, 2001, defendants' motion to dismiss was granted by the Dade County Circuit Court. The United States Court of Appeals for the District of Columbia ruled, on April 26, 2002, that it was without jurisdiction to review the federal district court's previous orders of remand, and was likewise without authority to issue a writ of mandamus prohibiting the federal district court from entering future orders of remand, and dismissed the appeal.

      State of Mato Grosso do Sul, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed July 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      Russian Federation v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed August 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      Betriebskrankenkasse aktiv v. Philip Morris, Inc., United States District Court for the Eastern District of New York, filed September 2000. Defendants have two pending motions before the court: (1) to transfer the case to another judge in the Eastern District of New York (which motion is before the chief judge of the Eastern District); or (2) to transfer the case to the Southern District of New York. On November 7, 2001, the Eastern District of New York ordered that, because this case presents many similar factual and legal questions raised on appeal in the Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc. case (discussed separately), the scheduling of the instant case for trial is pending a decision in the Blue Cross appeal.

      Republic of Honduras v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed October 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      State of Tocantins, Brazil v. Brooke Group, Ltd., Inc., Circuit Court, Dade County, Florida, filed October 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 18, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      State of Piaui, Brazil v. Philip Morris Cos, Inc., Circuit Court, Dade County, Florida, filed December 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      Republic of Tajikistan v. Brooke Group Ltd., Inc., Circuit Court, Dade County, Florida, filed January 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 18, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      Republic of Belize v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 15, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      State of Rondonia, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      State of Parana, Brazil v. Philip Morris Cos, Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      State of Para, Brazil v. Philip Morris Cos, Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Nova Iguacu, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Carapicuiba, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Rio de Janeiro, Brazil v. Philip Morris Cos, Inc., Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 18, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Mage, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Nilopolis-RJ, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Duque De Caxias, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Joao Pessoa, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Belo Horizonte, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on July 15, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Belford Roxo, Brazil v. Philip Morris Companies, Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Jundiai, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      City of Sao Bernardo Do Carmpo, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

      State of Pernambuco, Brazil v. Philip Morris Companies, Inc., Circuit Court, Dade County, Florida, filed December 2001. This case was remanded from the Judicial Panel on Multi-District Litigationin Washington, D.C., to the Dade County Circuit Court in Florida on July 18, 2002. The parties have agreed to suspend discovery pending the outcome of the appeal in Venezuela v. Philip Morris Cos., Inc. (discussed above).

              OTHER HEALTH-CARE COST RECOVERY AND AGGREGATED CLAIMS

      UNIONS

      Numerous trial court judges have dismissed union trust fund cases on remoteness grounds. The funds sought recovery on an aggregate basis for their payment of medical expenses of their "participants" - union employees and their dependents -- allegedly injured by cigarettes. The first and only union case to go to trial to date was Iron Workers Local No. 17 v. Philip Morris, Inc., which was tried in federal court in Ohio. On March 18, 1999, the jury returned a unanimous verdict for the defendants, including RJR Tobacco. The plaintiffs dismissed their appeal of the verdict.

      Since March 1999, the United States Courts of Appeals for the Second, Third, Fifth, Seventh, Eighth, Ninth, Eleventh and District of Columbia Circuits all have ruled in favor of the industry in similar union cases. The United States Supreme Court has denied petitions for certiorari filed by unions in cases from the Second, Third, Ninth and District of Columbia Circuits.

      As of February 4, 2003, there were no pending lawsuits by union trust funds against cigarette manufacturers and others. The following cases were active in 2002.

      Central Laborers Welfare Fund v. Philip Morris, Inc., Circuit Court, Madison County, Illinois, filed June 1997. Plaintiffs voluntarily dismissed this case on April 25, 2002.

      Motion Picture Industry Health Plan v. American Tobacco Co., Inc., Superior Court, Los Angeles County, California, filed September 1997. On February 26, 1999, the court ruled that the California immunity statute barred claims of fraudulent concealment. On March 10, 2000, the trial court determined that, to the extent plaintiffs' complaint sought monetary relief, such relief was beyond the scope of the statute that authorized their remaining claims, although injunctive relief was still available. Plaintiffs chose not to pursue injunctive relief, and, on April 4, 2000, filed an ex parte motion for dismissal of all claims with prejudice as to all defendants, which the court granted on April 10, 2000. On April 11, 2000, plaintiff appealed various rulings to the California Court of Appeal, Fourth Appellate District, which affirmed the trial court's dismissal on October 25, 2001. Plaintiffs petitioned the California Supreme Court to review the case, which was accepted on a "grant and hold" basis On January 25, 2002. On November 20, 2002, the California Supreme Court dismissed review as improvidently granted and remanded the case to the California Court of Appeal, which dismissed the action on November 26, 2002.

      National Asbestos Workers Medical Fund v. Philip Morris, Inc., United States District Court, Eastern District, New York, filed February 1998. Plaintiffs voluntarily dismissed the case on May 31, 2002.

      Bergeron v. Philip Morris, Inc., United States District Court, Eastern District, New York, filed September 1999. On August 2, 2002, the parties stipulated to a dismissal.

      INSURANCE COMPANIES

      Claims for recovery of health care costs also have been filed by four groups of health-care insurers, as well as a private entity that operates its employee health-care programs on a self-insured basis. The claims advanced in these cases are comparable to those advanced in the union health-care cost recovery actions.

      Group Health Plan, Inc. v. Philip Morris, Inc. United States District Court, Minnesota, filed March 1998. The federal district court granted defendants' motion for summary judgment as to all claims, except a state antitrust claim and a state conspiracy claim. The federal court certified to the Minnesota Supreme Court the question whether these two claims could be pursued under Minnesota law by Group Health Plan. On January 11, 2001, the Minnesota Supreme Court ruled that the plaintiff could pursue these claims. Certain defendants, including RJR Tobacco, filed motions for summary judgment based on
(1) the statutes of limitation and (2) causation, injury and damages. On January 31, 2002, summary judgment was granted in favor of certain defendants, including RJR Tobacco, on all causes of action. In March 2002, plaintiffs appealed the summary judgment rulings to the United States Court of Appeals for the Eighth Circuit. Oral argument was originally scheduled for February 12, 2003, but will be rescheduled to a later date.

      Blue Cross and Blue Shield of New Jersey, Inc. v. Philip Morris, Inc., United States District Court, Eastern District, New York, filed April 1998. On June 6, 2001, in Blue Cross and Blue Shield of New Jersey, Inc. v. Philip Morris, Inc., a federal court jury in Brooklyn returned a verdict in favor of RJR Tobacco and other tobacco defendants on common law fraud and civil RICO claims, but found for the plaintiff, Empire Blue Cross and Blue Shield, on a claim under a New York state deceptive business practices statute. Empire pursued its claims against the defendants on behalf of itself directly, as well as on the behalf of its insureds under a theory of subrogation. The jury verdict on the direct claim was approximately $17.8 million, and the verdict on the subrogated claim was approximately $11.8 million. RJR Tobacco's portion of these amounts is $6.6 million and $4.4 million, respectively. Pursuant to New York law, Empire elected the verdict on the direct claim. The New York statute under which Empire recovered does not provide for punitive damages, but does allow for recovery of reasonable attorneys' fees. On February 28, 2002, Judge Weinstein awarded plaintiffs' counsel approximately $38 million in attorneys' fees. On July 2, 2002, Judge Weinstein denied defendants' renewed motion to dismiss. He also refused to transfer the claims of non-New York plans to their respective states, and continued the stay of those claims, as well as all remaining claims of Blue Cross Blue Shield plans until final resolution of the Empire Blue Cross case. The defendants, including RJR Tobacco, have appealed to the United States Court of Appeals for the Second Circuit, and oral argument occurred on February 13, 2003.

      Medica v. Philip Morris, Inc., United States District Court, Minnesota, filed November 1999. The federal district court granted defendants' motion for summary judgment as to all claims, except a state antitrust claim and a state conspiracy claim. The federal court certified to the Minnesota Supreme Court the question whether these two claims could be pursued under Minnesota law by Group Health Plan. On January 11, 2001, the Minnesota Supreme Court ruled that the plaintiff could pursue these claims. Certain defendants, including RJR Tobacco, filed motions for summary judgment based on (1) the statutes of limitation and
(2) causation, injury and damages. On January 31, 2002, summary judgment was granted in favor of certain defendants, including RJR Tobacco, on all causes of action. In March 2002, plaintiffs appealed the summary judgment rulings to the United States Court of Appeals for the Eighth Circuit. Oral argument was originally scheduled for February 12, 2003, but will be rescheduled to a later date.

      NATIVE AMERICAN TRIBES

      Crow Creek Sioux Tribe v. American Tobacco Co., Inc., Tribal Court, Crow Creek Sioux, South Dakota, filed September 1997. On January 29, 2000, the tribal court entered an order staying this case in its entirety for 540 days. Although the stay has expired, there has been no further activity in the case.

      Sisseton-Wahpeton Sioux Tribe v. American Tobacco Co., Tribal Court, Sisseton-Wahpeton Sioux, North Dakota, filed May 1998. On November 2, 1999, the court granted in part and denied in part defendants' motion to dismiss plaintiffs' first amended complaint. The parties stipulated to a dismissal on November 12, 2002.

      Standing Rock Sioux Tribe v. American Tobacco Co., Tribal Court, Standing Rock Sioux, North Dakota, filed May 1998. The parties stipulated to a dismissal on February 4, 2002.

      Navajo Nation v. Philip Morris, Inc., Tribal Court, Navajo Nation, Arizona, filed August 1999. On October 20, 1999, defendants filed a motion to dismiss. The motion to dismiss was granted on January 25, 2002, on all counts except the product liability claim. In response, plaintiffs filed a motion to alter, amend and/or clarify the January 25, 2002 order. There has been no further activity in this case.

      Alabama Coushatta Tribe of Texas v. American Tobacco Co., United States District Court, Eastern District, Texas, filed August 2000. Defendants, including RJR Tobacco, filed a motion to dismiss on October 10, 2000. On August 30, 2001, the court granted defendants' motion to dismiss. On September 25, 2001, plaintiff appealed the trial court's dismissal to the United States Court of Appeals for the Fifth Circuit. On July 15, 2002, the appellate court affirmed the dismissal. On November 12, 2002, plaintiff filed a petition for writ of certiorari with the U.S. Supreme Court, which was denied on January 21, 2003.

      TAXPAYERS

      State of Tennessee, ex. rel. Beckom v. American Tobacco Co., Inc., Chancery Court, Monroe County, Tennessee, Case No. 12,263, filed May 1997. On June 6, 1997, defendants removed this case to the United States District Court for the Middle District of Tennessee. On May 9, 2000, the federal court remanded this action to the Chancery Court of Monroe County. On August 17, 2000, the state court ordered that all claims in this case brought on the relation of the State of Tennessee, and all plaintiffs' claims brought on behalf of Tennessee taxpayers, be dismissed with prejudice and that venue would not be proper as to the State of Tennessee if the first amended complaint after remand were properly before the Chancery Court. Certain defendants, including RJR Tobacco, filed a motion for judgment on the pleadings on August 17, 2000, stating that (1) the prior orders entered by the United States District Court for the Eastern District of Tennessee, and the United States Court of Appeals for the Sixth Circuit, together with the Order entered by this Court on August 17, 2000, establish that there are no remaining claims by these Plaintiffs before the Court in this case; and (2) Plaintiffs' "First Amended Complaint After Remand" has not been properly filed and is not before the court at this time. On August 21, 2001, the court ruled that the August 17, 2000 order dismissed all remaining claims and, therefore, the court lacks jurisdiction to consider plaintiffs' motion to file a second amended complaint after remand. On May 21, 2002, the court ruled that the case was dismissed.

      HOSPITALS

      A.O. Fox Memorial v. American Tobacco Co., Inc., Supreme Court, Nassau County, New York, filed May 2000. On December 14, 2001, defendants' motion to dismiss was granted. Plaintiffs appealed, on January 17, 2002, to the New York Supreme Court, Appellate Division, Second Department, which affirmed the trial court's dismissal on February 11, 2003.

      Jefferson County, d/b/a Cooper Green Hospital v. Philip Morris, Inc., United States District Court, Northern District, Alabama, filed October 2002. Defendants have filed a motion to dismiss which is currently pending.

                          MSA-ENFORCEMENT AND VALIDITY

      Forces Action Project, LLC v. California, United States District Court, Northern District, California, filed February 1999. On January 5, 2000, the trial court granted defendants' motion to dismiss. Plaintiffs appealed this ruling to the United States Court of Appeals for the Ninth Circuit, which, on February 12, 2003, affirmed the trial court's dismissal.

      Myers v. Hayes, Circuit Court, Davidson County, Tennessee, filed June 2000. This case was filed on behalf of all persons, including the estates of those deceased persons, who received medical assistance paid for by Medicaid/TennCare in Tennessee for a smoking-related disease or illness whose claims for past and future medical expenses were assigned to the State of Tennessee and whose claims for such were released by the State of Tennessee in the Master Settlement Agreement. Defendants' motion for summary judgment was granted on May 31, 2002. No appeal was taken.

      Arizona v. R. J. Reynolds Tobacco Co., Superior Court, Maricopa County, Arizona, filed March 2001. The State of Arizona alleges that RJR Tobacco has violated the MSA by placing and/or failing to remove from numerous race tracks multiple, large outdoor signs advertising year-round its Winston sponsorships. On November 14, 2001, the trial court granted plaintiff's motion for summary judgment. RJR Tobacco appealed to the Arizona Court of Appeals. Briefing is complete; however, oral argument has not been scheduled.

      California v. R. J. Reynolds Tobacco Co., Superior Court, San Diego County, California, filed March 2001. Plaintiff alleges that RJR Tobacco targeted youth in violation of the MSA in its magazine advertising placement. RJR Tobacco disputes the allegation. Trial began on April 22, 2002. On June 6, 2002, the trial judge ruled against RJR Tobacco and issued a $20 million fine. RJR Tobacco appealed to the California Court of Appeal, Fourth Appellate District, Division One. The appeal is in the briefing phase.

      California v. R. J. Reynolds Tobacco Co., Superior Court, Los Angeles County, California, filed March 2001. The State of California alleges that RJR Tobacco is in violation of the MSA by having outdoor advertising up at Winston-sponsored events at Sears Point Raceway and Pomona Raceway at times other than the 90 days before the start of the initial sponsored event, and 10 days after the end of the last sponsored event. On November 27, 2001, the trial court granted summary judgment in favor of the plaintiff. RJR Tobacco appealed to the California Court of Appeal, Fourth Appellate District, Division One. Briefing is complete, and oral argument is scheduled for March 12, 2003.

      New York v. R. J. Reynolds Tobacco Co., Supreme Court, New York County, New York, filed March 2001. The State of New York alleges that RJR Tobacco has violated the MSA by placing and/or failing to remove from numerous race tracks multiple, large outdoor signs advertising year-round its Winston sponsorships. Defendants' motion for summary judgment was granted on February 5, 2002. The State of New York appealed to Appellate Division of the First Department. The appeal is in the briefing phase.

      Ohio v. R. J. Reynolds Tobacco Co., Common Pleas Court, Franklin County, Ohio, filed March 2001. On April 25, 2002, the court held that RJR Tobacco's purchase of advertising space on matchbooks distributed by an independent third party did not violate a provision of the MSA governing brand name merchandise. Plaintiff appealed to the Ohio Tenth District Court of Appeals which, upon the completion of briefing, heard oral argument on January 21, 2003. A decision is pending.

      Washington v. R. J. Reynolds Tobacco Co., Superior Court, King County, Washington, filed March 2001. The State of Washington alleged that RJR Tobacco failed to comply with the MSA's provisions that severely restrict outdoor advertisements for cigarettes. The plaintiff claimed that at numerous race tracks throughout the settling states, including Washington, RJR Tobacco placed and/or failed to remove multiple, large outdoor signs advertising year-round its Winston sponsorships. On April 4, 2002, plaintiff voluntarily dismissed the action.

                           ASBESTOS CONTRIBUTION CASES

      RJR Tobacco is a defendant in the following group of lawsuits in which asbestos companies and/or related asbestos-related trust funds assert claims for unjust enrichment, restitution, contribution, indemnity and unfair contribution. These theories are based on the assertion that the asbestos entities have "overpaid" claims brought against them to the extent that tobacco use, not asbestos exposure, was the cause of the alleged personal injuries with respect to which they have paid compensation. As with the other health-care cost recovery actions, the complaints typically seek to aggregate the alleged damages associated with tens of thousands of underlying claims, without specifically identifying a single individual who claims injury by virtue of tobacco use.

      Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, filed August 1996. The claims of plaintiff Owens-Corning were severed from those of the individual plaintiffs. On July 17, 2001, the Jefferson County Circuit Court adopted the special master's report and recommendation that defendants' motion for summary judgment be granted as to the claims of Owens-Corning, and the case be dismissed. Final judgment reflecting the dismissal was entered July 19, 2001. On August 15, 2001, Owens-Corning noticed its appeal to the Mississippi Supreme Court from the order granting defendants' motion for summary judgment. A decision is pending.

      Raymark Industries, Inc. v. R. J. Reynolds Tobacco Co., Circuit Court, Duval County, Florida, filed September 1997. The case was stayed following Raymark's March 1998 bankruptcy filing. On June 6, 2002, the plaintiff voluntarily dismissed the case.

      Raymark Industries, Inc. v. American Tobacco Co., Inc., United States District Court, Northern District, Georgia, filed September 1997. On August 7, 1998, the judge entered an order staying this case pending further order of the court. On August 6, 2002, the plaintiff voluntarily dismissed the case.

      Fibreboard Corp. v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed November 1997. In this case, Fibreboard and Owens-Corning assert the same claims as those asserted by Owens-Corning in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. (discussed separately). Motions to dismiss these claims have been held in abeyance pending the final determination of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case (discussed above).

      Keene Creditors Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, filed December 1997. On October 25, 2002, the parties stipulated to a dismissal.

      Raymark Industries, Inc. v. American Tobacco Co., Inc., United States District Court, Eastern District, New York, filed May 1998. On May 30, 2002, the plaintiff voluntarily dismissed the case.

      UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, filed March 1999. On January 23, 2003, the parties presented a signed stipulation of dismissal to the court for approval.

      Kaiser Aluminum & Chemical Corp. v. RJR Nabisco, Inc., Circuit Court, Jefferson County, Mississippi, filed December 2000. On November 28, 2001, the court stayed this matter pending resolution by the Mississippi

Supreme Court of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case (discussed above).

      Gasket Holdings, f/k/a Flexitallic, Inc. v. RJR Nabisco, Inc., Chancery Court, Jefferson County, Mississippi, filed December 2000. On April 19, 2002, the court stayed this matter pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case (discussed above).

      T&N, Ltd., f/k/a T&N, P.L.C. v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, filed April 2001. On November 28, 2001, the court stayed this matter pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case (discussed above).

      Combustion Engineering, Inc. v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, Case No. 2000-617, filed April 2001. On December 21, 2001, the court entered an order staying this case pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal the Estate of Ezell Thomas
v. R. J. Reynolds Tobacco Co. case (discussed above).

      Gasket Holdings, f/k/a Flexitallic, Inc. v. R. J. Reynolds Tobacco Co., Chancery Court, Claiborne County, Mississippi, filed April 2001. On April 19, 2002, the plaintiffs voluntarily dismissed the action.

      W.R. Grace & Co.-Conn. v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, filed April 2001. On August 12, 2002, the court entered an order dismissing this action due to the plaintiff's filing for bankruptcy protection.

                                 ANTITRUST CASES

      WHOLESALER

      Plaintiffs in these lawsuits are tobacco wholesalers who are suing U.S. cigarette manufacturers, including RJR Tobacco, and in some cases, parent companies of U.S. cigarette manufacturers, including RJR, alleging that cigarette manufacturers combined and conspired to set the price of cigarettes, in violation of antitrust statutes and various state unfair business practices statutes, as a result of which plaintiffs suffered economic injury. In all cases, plaintiffs are asking the court to certify the lawsuits as class actions, and to allow the respective plaintiffs to pursue the lawsuits as representatives of other persons in the U.S., and throughout the world, that purchased cigarettes directly from one or more of the defendants.

      Smith v. Philip Morris Cos., Inc., District Court, Seward County, Kansas, filed February 2000. Defendants' motions to dismiss were denied in November 2000. Plaintiffs' motion for class certification was granted on November 15, 2001. Trial is scheduled for September 8, 2003.

      Buffalo Tobacco Products, Inc. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed February 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit. Oral argument is scheduled for March 31, 2003.

      Serrone v. Philip Morris Cos., Inc., Circuit Court, Wayne County, Michigan, filed February 2000. Defendants filed motions to dismiss in June 2000, which were granted in part and denied in part in July 2001. Plaintiffs' motion for class certification remains pending. A status conference is scheduled for February 25, 2002.

      Brownstein v. Philip Morris Cos., Inc., Circuit Court, Broward County, Florida, filed February 2000. Defendants filed dispositive motions in October 2002 which are pending.

      Greer v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into

Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Lennon v. Philip Morris Cos., Inc., Superior Court, New York County, New York, filed February 2000. Defendants' motion to dismiss was granted on October 9, 2001. On June 26, 2002, plaintiff appealed to the Supreme Court of the State of New York, Appellate Division, First Department. The initial brief is due on March 21, 2003.

      Munoz v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Gray v. Philip Morris Cos., Inc., Superior Court, Pima County, Arizona, filed February 2000. On February 28, 2001, the court granted defendants' motion to dismiss. On May 31, 2001, plaintiff appealed to the Arizona Court of Appeals which reversed the trial court's dismissal in May 2002. In December 2002, defendants' petition for review was granted by the Arizona Supreme Court.

      Morse v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Ludke v. Philip Morris Inc., District Court, Hennepin County, Minnesota, filed February 2000. Plaintiffs' motion for class certification was denied on November 21, 2001.

      Sullivan v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Ulan v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Teitler v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Williamson Oil Co. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed February 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit. Oral argument is scheduled for March 31, 2003.

      Sand v. Philip Morris Cos., Inc., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Peirona vs. Philip Morris Cos., Inc., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Amsterdam Tobacco Corp. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit. Oral argument is scheduled for March 31, 2003.

      I. Goldshlack Co. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit. Oral argument is scheduled for March 31, 2003.

      Suwannee Swifty Stores v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit. Oral argument is scheduled for March 31, 2003.

      Holiday Markets v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit. Oral argument is scheduled for March 31, 2003.

      Taylor v. Philip Morris Cos., Inc., Superior Court, Cumberland County, Maine, filed March 2000. Defendants' motions to dismiss were granted in part and denied in part in May 2001. Since that time, the case has remained inactive.

      Romero v. Philip Morris Cos., Inc., District Court, Rio Arriba County, New Mexico, filed April 2000. Defendants' motions to dismiss were granted in part and denied in part in January 2001

      Belmonte v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed April 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Belch v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed April 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Shafer v. Philip Morris Cos., Inc., District Court, Morton County, North Dakota, filed April 2000. Defendants' motions to dismiss were denied in June 2002. Trial was scheduled to begin May 12, 2003; however, the court continued the trial to an unspecified date.

      Swanson v. Philip Morris Cos., Inc., Circuit Court, Hughes County, South Dakota, filed April 2000. Defendants' motions to dismiss are pending.

      Kissel v. Philip Morris Cos., Inc., Circuit Court, Brooke County, West Virginia, filed April 2000. RJR Tobacco filed its answer to plaintiffs' complaint on October 1, 2001. Since that time, there has been little to no activity in the case. A scheduling conference took place on January 23, 2003, however, no trial date was set.

      Cusatis v. Philip Morris Cos., Inc., Circuit Court, Milwaukee County, Wisconsin, filed May 2000. RJR Tobacco answered the complaint on July 24, 2000. A status conference is scheduled for May 2003.

      Barnes v. Philip Morris Cos., Inc., Superior Court, District of Columbia, filed May 2000. Defendants' motions to dismiss were granted in part and denied in part in November 2002.

      Campe v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Aguayo v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Phillips v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Lau v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Pooler v. R. J. Reynolds Tobacco Co., District Court, Washoe County, Nevada, filed June 2000. Defendants' motions to dismiss were denied on April 4, 2001. On August 23, 2002, the court stayed the action pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Baker v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed June 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. In August 2002, the parties stipulated to a stay pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit.

      Saylor vs. Philip Morris Companies, Inc., Chancery Court, Washington County, Tennessee, filed August 2001. Defendants' motions to dismiss and plaintiffs' class certification motion are pending.

      TOBACCO GROWERS

      DeLoach v. Philip Morris Cos., Inc., United States District Court, District of Columbia, filed February 2000. On February 16, 2000, a class action complaint was brought against certain cigarette manufacturers, including RJR Tobacco, and others on behalf of a putative class of all tobacco growers and tobacco allotment holders. Plaintiffs assert that the defendants, Philip Morris, Inc., RJR Tobacco, Brown & Williamson Tobacco Corp. and Lorillard Tobacco Co., engaged in bid-rigging of American burley and flue-cured tobacco auctions beginning at least by 1996 and continuing to present. Defendants' actions are alleged to have held the auction prices of tobacco at artificially low prices resulting in damage to tobacco growers and allotment holders. In addition, plaintiffs allege that defendants have engaged in a conspiracy to force the elimination or destruction of the federal government's tobacco quota and price support program through an alleged illegal group boycott. On October 9, 2000, defendants filed a motion to dismiss the second amended complaint and a motion to transfer venue to the United States District Court for the Middle District of North Carolina. On November 30, 2000, the court granted the motion to transfer the case. On December 20, 2000, plaintiffs moved to amend the complaint to add as defendants the leaf-buying companies Dimon, Universal Leaf and Standard Commercial. That motion was allowed. Plaintiffs' motion to certify the class was granted on April 3, 2002. On April 16, 2002, RJR Tobacco and the other defendants petitioned the United States Court of Appeals for the Fourth Circuit to review the class certification ruling. On June 12, 2002, the Fourth Circuit declined to review the class certification ruling, and on July 8, 2002, the court denied a petition for rehearing. The case is now in the discovery phase. Trial is scheduled for April 19, 2004.

      OTHER

      R. J. Reynolds Tobacco Co. v. Premium Tobacco Stores, Inc., d/b/a Cigarettes Cheaper!, United States District Court, Northern District, Illinois, filed February 1999. On July 30, 1999, Cigarettes Cheaper!, a retailer, filed an antitrust counterclaim against RJR Tobacco in a gray market trademark suit originally brought by RJR Tobacco in the United States District Court for the Northern District of Illinois. Cigarettes Cheaper! alleges that it was denied promotional resources in violation of the Robinson-Patman Act. The district court declined to dismiss the counterclaim. On January 23, 2001, the court granted Cigarettes Cheaper!'s motion to amend its counterclaim to include a violation of the Sherman Act ss.1, claiming that RJR Tobacco conspired with other retailers to deny promotions to Cigarettes Cheaper!, an allegation that RJR Tobacco denies. On March 21, 2001, RJR Tobacco's motion to add a trademark dilution claim against Cigarettes Cheaper! was granted. On June 28, 2001, the court granted RJR Tobacco's motion to strike with prejudice several of Cigarettes Cheaper!'s affirmative defenses. These defenses related to: (1) alleged misrepresentations caused by the packaging of cigarettes manufactured by RJR Tobacco for export; (2) RJR Tobacco's "No Bull" advertising campaign for its WINSTON cigarettes; (3) antitrust trademark misuse; (4) nominative fair use; and
(5) the first sale doctrine. The court denied RJR Tobacco's motion for summary judgment on Cigarettes Cheaper!'s counterclaim on January 21, 2003. The court severed RJR Tobacco's trademark claim from Cigarette Cheaper!'s counterclaim. Trial will begin on RJR Tobacco's trademark case on March 3, 2003. The trial date on the antitrust case is yet to be determined.

      A.D. Bedell Wholesale Co., Inc. v. Philip Morris, Inc., United States District Court, Western District, Pennsylvania, filed April 1999. On March 22, 2000 the court granted defendants' motion to dismiss. On April 11, 2000, plaintiff and the remaining defendant consented to the dismissal of the remaining claim. On April 18, 2000, plaintiff appealed to the United States Court of Appeals for the Third Circuit, which affirmed the federal district court's dismissal on June 19, 2001. On October 19, 2001, plaintiff filed a petition for writ of certiorari in the U.S. Supreme Court, which was denied on January 7, 2002.

      Customer Co. v. R. J. Reynolds Tobacco Co., United States District Court, Northern District, California, filed May 2000. Plaintiff voluntarily dismissed the action on February 19, 2002.

      Leslie H. Dial Enterprises, Inc. v. R. J. Reynolds Tobacco Co., United States District Court, South Carolina, filed December 2002. The suit alleges that Dial Enterprises, a tobacco distribution company, was denied participation in RJR Tobacco's pricing promotions on proportionally equal terms to competitors, such as Wal-Mart and Sam's Club, in violation of the Robinson-Patman Act. The suit also claims that RJR Tobacco conspired with Wal-Mart Stores and Sam's Club to restrain pricing competition in the marketing of cigarettes, thereby allegedly harming Dial Enterprises' business. The suit seeks unspecified damages. Plaintiff has requested a bench trial.

                                OTHER LITIGATION

      SMUGGLING

      Canada v. R.J. Reynolds Tobacco Holdings, Inc., United States District Court, Northern District, New York, filed December 1999. On June 29, 2000, the court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Second Circuit, which, on October 12, 2001, affirmed the trial court's dismissal. The appeals court denied plaintiff's petition for rehearing on December 21, 2001.. Plaintiff asked the U.S. Supreme Court to review the case; however, the petition was denied on November 4, 2002.

      Republic of Ecuador v. Philip Morris International, Inc., United States District Court, Southern District, Florida, filed June 2000. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. Oral argument was heard December 9, 2002. A decision is pending.

      Republic of Belize v. Philip Morris International, United States District Court, Southern District, Florida, filed April 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. Oral argument was heard December 9, 2002. A decision is pending.

      Republic of Honduras v. Philip Morris International, United States District Court, Southern District, Florida, filed May 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. Oral argument was heard December 9, 2002. A decision is pending.

      Republic of Belize v. Philip Morris International, United States District Court, Southern District, Florida, filed December 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. Oral argument was heard December 9, 2002. A decision is pending.

      Republic of Ecuador v. Philip Morris International, Inc., United States District Court, Southern District, Florida, filed December 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. Oral argument was heard December 9, 2002. A decision is pending.

      Republic of Honduras v. Philip Morris International, United States District Court, Southern District, Florida, filed December 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. Oral argument was heard December 9, 2002. A decision is pending.

      European Community v. R.J. Nabisco, Inc., United States District Court, Eastern District, New York, filed August 2001. The European Community and 10 Member States (Belgium, Finland, France, Greece, Germany, Italy, Luxembourg, the Netherlands, Portugal and Spain) contend that RJR Tobacco and other tobacco companies in the U.S. are responsible for damages caused by cigarette smugglers under the common law of U.S. states and under the federal RICO statute. (The European Community had filed a similar complaint in November 2000, however, that action was dismissed by this same court in July 2001.) On February 19, 2002, defendants' motions to dismiss were granted. Plaintiffs appealed to the United States Court of Appeals for the Second Circuit. Oral argument was heard January 29, 2003. A decision is pending.

      MONEY LAUNDERING

      European Community v. R.J. Nabisco, Inc., United States District Court, Eastern District, New York, filed October 2002. The European Community and ten of its member states (Belgium, Finland, France, Greece, Germany, Italy, Luxembourg, the Netherlands, Portugal and Spain) filed a third complaint against RJR, RJR Tobacco and several currently and formerly related companies in the United States District Court for the Eastern District of New York. The complaint, which contains many of the same or similar allegations found in two earlier complaints that were previously dismissed by the same court, alleges that the defendants, together with certain identified and unidentified persons, engaged in money laundering and other conduct for which they should be accountable to the plaintiffs under civil RICO and a variety of common law claims. The complaint also alleges that the defendants manufactured cigarettes which were eventually sold in Iraq in violation of U.S. sanctions. The plaintiffs are seeking unspecified actual damages (potentially trebled), costs, reasonable attorneys' fees and injunctive relief under their RICO claims and unspecified compensatory and punitive damages and injunctive and equitable relief under their common law claims.

      REPARATIONS

      RJR Tobacco has been served in two reparations actions brought by descendants of slaves. Plaintiffs in these actions claim that defendants, including RJR Tobacco, profited from the use of slave labor. These two actions have been transferred to the Northern District of Illinois by the Judicial Panel on Multi-District Litigation for coordinated or consolidated pretrial proceedings with other reparation actions. Seven additional cases were originally filed in California, Illinois and New York. RJR Tobacco is a named defendant in only one of these additional cases, but it has not been served. The action in which RJR Tobacco is named but has not been served was conditionally transferred to the Northern District of Illinois on January 7, 2003.

      Bankhead v. Lloyd's of London, United States District Court, Northern District, Illinois, filed September 2002. A status conference is scheduled for February 26, 2003.

      Johnson v. Aetna, Inc., United States District Court, Northern District, Illinois, filed September 2002. A status conference is scheduled for February 26, 2003.

      PATENTS

      Star Scientific, Inc. v. R. J. Reynolds Tobacco Co., United States District Court, Maryland, filed May 2001. Star Scientific, Inc. filed a patent infringement action against RJR Tobacco which alleges infringement of U.S. Patent No. 6,202,649 entitled "Method of Treating Tobacco to Reduce Nitrosamine Content, and Products Produced Thereby."

      Star Scientific, Inc. v. R. J. Reynolds Tobacco Co., United States District Court, Maryland, filed July 2002. On July 30, 2002, Star filed another infringement action against RJR Tobacco alleging infringement of a related patent, U.S. Patent No. 6,425,401 also entitled "Method of Treating Tobacco to Reduce Nistrosamine Content, and Products Produced Thereby."

      RJR Tobacco has filed counterclaims seeking a declaration that the claims of the two Star patents in dispute are invalid, unenforceable and not infringed by RJR Tobacco. The Maryland court has consolidated the two cases, and discovery is ongoing.

      STATE LAW

      California v. R. J. Reynolds Tobacco Co., Superior Court, Los Angeles County, California, filed June 2001. On June 8, 2001, the Attorney General of the State of California filed a lawsuit alleging that RJR Tobacco violated California state law by distributing free cigarettes and free coupons for discounts on cigarettes on "public grounds," even though the promotions occurred within an "adult-only facility" at a race track and certain festivals. RJR Tobacco answered the complaint on July 19, 2001, asserting that its promotions complied with all laws, including California state law and that this California state law is preempted by the Federal Cigarette Labeling Act. On March 29, 2002, the court ruled that RJR Tobacco's distribution of free cigarettes violated the law, but the distribution of free coupons for discounts on cigarettes did not. On April 29, 2002 the judge assessed a civil fine of $14.8 million against RJR Tobacco. RJR Tobacco appealed to the California Court of Appeal, Second Appellate District. The appeal is in the briefing phase.